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                                                                    EXHIBIT 3(b)

                                                      Effective October 21, 1998

                                     BY-LAWS

                                       OF

                              LACLEDE STEEL COMPANY


                                    ARTICLE I

                                     Offices

                  The general offices of the Company shall be in the City of St. Louis, State of Missouri, unless the Board of Directors shall otherwise determine.
                                   ARTICLE II

                              Stockholders Meetings

                  Section 1. Annual Meeting. The annual meeting of the stockholders of the Company for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held in each year on such date as shall be specified by the Board of Directors, but, unless so specified, shall be held on the third Thursday in May in each year if not a legal holiday and, if a legal holiday, then on the next succeeding business day. The annual meeting of stockholders shall be held at the general offices of the Company in St. Louis, Missouri and shall be convened at 9:00 a.m. unless the Board of Directors shall specify a different place at which the meeting shall be held or a different hour at which the meeting shall be convened.
                  Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by resolution of the Board of Directors whenever deemed necessary. In addition, special meetings of the stockholders may be called upon the condition, by the person or
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persons and for the purpose specified in Section 1 of Article III of these
By-Laws. The business transacted at any special meeting of the stockholders shall be confined to the purpose or purposes specified in the notice therefor and to matters germane thereto. Special meetings of the stockholders shall be held at the general offices of the Company and shall be convened at 9:00 a.m. unless the Board of Directors or the President or other person or persons, as the case may be, calling the meeting shall specify a different place at which the meeting shall be held or a different hour at which the meeting shall be convened.

                  Section 3. Notice. Notice of each meeting of the stockholders stating the place, the date and the hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed or caused to be mailed not less than ten days nor more than fifty days before the date of the meeting by the Secretary at the direction of the president or the Board of Directors or the person or persons calling the meeting, to each stockholder of record entitled to vote at such meeting at his address as it appears on the records of the Company. Notice may be waived, and the presence of any stockholder in person or by proxy at any meeting shall constitute a waiver of notice of such meeting except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 4. Quorum. A majority of the outstanding shares entitled to vote at a meeting represented in person or by proxy shall constitute a quorum at a meeting of the stockholders. Every decision of a majority of the shares present, in person or by proxy, entitled to vote, provided a quorum is present, shall be valid as a corporate act unless by reason of the

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particular nature of such action a different vote is required by law or by the
Certificate of Incorporation of the Company.

                  Section 5. Adjournment. Any meeting of the stockholders may adjourn from time to time until its business is completed. In the absence of a quorum, a majority of the shares represented in person or by proxy shall have the right successively to adjourn the meeting to a specified date. Any business which may have been transacted at the meeting at which the adjournment is taken, may be transacted at the adjourned meeting. No notice need be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 6. Voting. At all meetings of the stockholders each outstanding share shall be entitled to one vote on each matter submitted to a vote, but no share belonging to the Company shall be voted. In all elections for Directors of the Company each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would be entitled to cast for the election of Directors with respect to his shares of stock multiplied by the number of Directors to be elected and he may cast all such votes for a single Director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his attorney-in-fact. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.

                  Section 7 . List of Stockholders. At least ten (10) days before each meeting of the stockholders the Secretary of the Company shall make a complete list of the stockholders

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entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for at least ten (10) days prior to the meeting at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  Section 8. Inspectors. At any meeting of the stockholders at which Directors are to be elected or vote of the stockholders is to be taken on any proposition, the President or other person presiding at such meeting may appoint not less than two persons, who are not Directors, inspectors to receive and canvass the votes given at such meeting, and certify the results to him. In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors, if any, or persons conducting the vote to require the stock ledger of the Company as evidence of shares held and the question shall be determined in accordance with said stock ledger.

                  Section 9. Presiding Officer. The Chairman of the Board shall preside at all meetings of the stockholders. In the absence of the Chairman, the Board of Directors may designate a substitute chairman to preside at any meeting of stockholders. At any meeting of stockholders, the Chairman, or in his absence, the substitute chairman, if any, appointed by the Board of Directors, may, from time to time, during such meeting, appoint a temporary chairman to preside temporarily at such meeting.

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                  Section 10. Special Meetings Called by Stockholders. A Special
Meeting of Stockholders may also be called by holders (the "Requesting Holders") representing at least 25% of the outstanding shares entitled to vote at any annual meeting of the stockholders or at any special meeting of the stockholders. In order to exercise this right, the Requesting Holders must give notice (the "Notice") to the Secretary of the Company, setting forth (i) the subject matter to be considered at the Special Meeting (ii) the proposed record date (the "Record Date") for the special Meeting (which shall be a least 15 days after delivery of the Notice), (iii) the proposed date (the "Meeting Date") for the Special Meeting and (iv) such other information as the Requesting Holders shall reasonably request to be included in the Proxy Statement, Notice of Special Meeting and Proxy (the "Proxy Materials") to be prepared by the Company in connection with the Special Meeting. The business conducted at the Special Meeting shall be limited to the matters set forth in the Notice. The Special Meeting shall be held at the general offices of the Company unless another place within the City of St. Louis shall be set by the Company, and shall be convened at 9:00 A.M. (local time). The Company shall file with the Securities and Exchange Commission (the "SEC") no later than 10 days after the Company receives the Notice, preliminary Proxy Material (and use its best efforts to file definitive Proxy Materials as soon as possible thereafter) or, if no preliminary Proxy Materials are required to be filed, definitive Proxy Material, which Proxy Material shall contain in all material respects the request or requests of the Requesting Holders as set forth in the Notice. No later than two business days after the definitive Proxy Materials are filed with the SEC, the Company shall send the Proxy Materials to all stockholders of record on the Record Date. The Company shall comply with all applicable laws relating to the Special Meeting.
If the number of days between the date of the mailing of the proxy Materials and the Meeting Date is less than 30 days, the Company shall notify the

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Requesting Holders and the Meeting Date shall be moved to the 30th day (or, if not a business day, the next business day thereafter) following the commencement of the mailing of the Proxy Materials to stockholders unless the Requesting Holders request that the Meeting Date remain unchanged from the date set forth in the Notice. If the Company is unable to comply as a matter of law with the Record Date or the Meeting Date, the Company shall change such date to the first business day thereafter as is legally permissible. Notwithstanding any provision in the By-laws to the contrary, this Section 10 of Article II may only be amended, altered or repealed by a vote of holders of 75% of the outstanding shares entitled to vote at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose; provided, however, the Requesting Holders may waive any obligation of the Company hereunder with respect to the Special Meeting called by such Requesting Holders.

                                   ARTICLE III

                               Board of Directors

                  Section 1. Number, Tenure and Vacancies. The property and business of the Company shall be controlled and managed by a Board of Directors. The Board of Directors shall consist of nine (9) persons who are stockholders of the Company. Each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor shall be elected and qualified. Election of directors shall be by written ballot. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or to fill a newly created directorship shall hold office until the next annual meeting, and until his successor

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shall be elected and qualified. If at any time, by reason of death or resignation or other cause, the Company shall have no directors in office, then any officer or stockholder, or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders for the purpose of electing directors. Notice of such special meeting shall be given by the person or persons calling the meeting herein before provided.

                  Section 2. Regular Meetings of Directors. Regular meetings of the Board of Directors shall be held on such dates as the Board of Directors may, from time to time, determine. No notice of any regular meeting of the Board of Directors need be given.

                  Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the President any time and special meetings shall be called by the President or the Secretary upon the written request of any four Directors specifying the purpose or purposes for such special meeting. Written notice of all special meetings of the Board of Directors stating the time, place and purpose of the meeting shall be mailed on a date which is at least one day before the date of the meeting and addressed to each Director at his address as it appears on the records of the Company. Attendance of a Director at any special meeting shall constitute a waiver of notice thereof except where a Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A Director, either prior to or after any meeting, may waive notice thereof, whether or not he attends the meeting, and such waiver may be in writing or by telegram.

                  Section 4. Quorum. A majority of the Board of Directors shall be required to be present at any meeting to constitute a quorum for the transaction of business and, except as otherwise specifically provided in these By-Laws, the concurring vote of at least a majority of

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the Directors at a meeting at which a quorum is present shall be required to determine all questions coming before the Board. In the absence of a quorum the Directors present shall have the right successively to adjourn the meeting to a specified date and no notice need be given of such adjournment. Members of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can here each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 5. Presiding Officer. The Board shall by majority vote select a member of the Board of Directors to serve as Chairman of the Board and to preside at all meetings of the Board of Directors. In the absence of the Chairman, the Board of Directors may designate a substitute chairman to preside at any meeting of the Board of Directors. At any meeting of the Board of Directors, the Chairman, or in his absence, the substitute chairman designated by the Board of Directors, may, from time to time, during such meetings, appoint a temporary chairman to preside at such meetings.

                  Section 6. Consents. Any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without a meeting if all the members of the Board of Directors consent thereto in writing, provided that the writing or writings shall be filed with the minutes of the proceedings of the Board of Directors.

                  Section 7. Compensation. Directors as such shall receive such compensation as the Board of Directors may from time to time determine.

                  Section 8. Fixing Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to

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exercise any rights in respect of any change, conversion or exchange of shares of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action.

                                   ARTICLE IV

                                    Officers

                  Section 1. Number. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, an Assistant Secretary, a Treasurer, and an Assistant Treasurer, and in addition to the above-named officers such other officers as the Board of Directors may, from time to time, designate.

                  Section 2. Term. The officers shall hold office for a period of one year or until their successors have been duly elected and qualified, provided, however, that any officer or agent elected by the Board of Directors may be removed by the Board and any such officer or agent, other than the President, may be removed by the President, whenever in its or his judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Any vacancy occurring among officers may be filled at any time by the Board of Directors.

                  Section 3. Consolidation of Offices. Any two or more offices, except President and a Vice President, President and Secretary, Secretary and Assistant Secretary, and Treasurer and Assistant Treasurer, may be held by the same person.

                  Section 4. Election. All officers shall be elected at the first meeting of the Board of Directors held after the annual meeting of the stockholders, or as soon thereafter as possible.

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                  Section 5. Compensation. Officers shall receive such
compensation as may be fixed, from time to time, by the Board of Directors and the fact that any officer shall also be a Director shall not preclude his receiving compensation for his services as an officer.

                                    ARTICLE V

                               Duties of Officers

                  Section 1. President. The President shall be a stockholder and a member of the Board of Directors. He shall be the chief executive officer of the Company and shall exercise general management over the affairs of the Company and its property, subject to control by the Board of Directors. He shall exercise such other powers and perform such other duties as are prescribed by law, by these By-Laws, or by the Board of Directors and as are ordinarily incident to the office of President.

                  Section 2. Vice President or Vice Presidents. The Vice President or Vice Presidents shall exercise such powers and perform such duties as may be elsewhere prescribed by these By-laws and as may be prescribed, from time to time, by the Board of Directors or by the President.

                  Section 3. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and shall attend to the giving and serving of all notices as may be required by law or by these By-Laws. He shall have in his custody the seal of the Company and shall affix the same to deed, contracts and other instruments requiring the seal when duly signed on behalf of the Company and he shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or by the President and as are ordinarily incident to the office of the Secretary.

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                  Section 4. Assistant Secretary. The Assistant Secretary shall perform the duties of the Secretary in the event of the death, disability or absence of the Secretary and shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or the President.

                  Section 5. Treasurer. The Treasurer shall have charge of all books of account, funds, evidences of indebtedness and other securities of the Company and shall deposit the funds belonging to the Company in the name of the Company in such banks or trust companies as may be designated by the Board of Directors. He shall keep full and accurate accounts of all transactions of the Company and of money received and paid out. He shall make such reports to the stockholders, the Board of Directors and the president as they may respectively direct. He shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or by the President and as are ordinarily incident to the office of the Treasurer.

                  Section 6. Assistant Treasurer. The Assistant Treasurer shall perform the duties of the Treasurer in the event of the death, disability or absence of the Treasurer, and shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or President.

                  Section 7. Additional Officers. The additional officers designated by the Board of Directors shall exercise such powers and perform such duties as may be prescribed, from time to time, by the Board of Directors or the President and as are ordinarily incident to the office held by such additional officers.

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                  Section 8. Bonds. At the option of the Board of Directors, the
Treasurer or any other officer shall be required to give bond for the faithful performance of his duties.

                                   ARTICLE VI

                                  Fiscal Year

                  The fiscal year of the Company shall commence on the first day of October in each year.

                                   ARTICLE VII

                       Certificates of Stock and Transfers

                  Section 1. Certificates. Each stockholder shall be entitled to a certificate, certifying the number and character of shares owned by him. The certificates shall be in such form as shall be approved by the Board of Directors and shall be signed by, or in the name of the Company, by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company, which seal may be facsimile, engraved or printed. The signatures of the officers of the company may be facsimile on any stock certificates which are countersigned by the Company's transfer agent or the Company's registrar. The certificates, as they are issued, shall be consecutively numbered and registered in the order of their issuance and shall be entered on the stock transfer books of the Company as they are issued. Proper records shall be kept which shall show the name and address of the owner of each certificate and the number of shares issued to each stockholder and, in the case of cancellation, shall show the date of such cancellation.

                  Section 2. Transfers. The shares of stock shall be transferable only upon the books of the Company. Every transfer shall be by the holder thereof in person or by attorney upon surrender and cancellation of the outstanding certificates for the shares so transferred and

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upon proof satisfactory to the Company that the person
presenting such certificate is legally entitled to transfer the same.

                  Section 3. Lost Certificates. In the event of the loss, theft, or destruction of any stock certificate, a new certificate may be issued only upon compliance with the following conditions. The owner of such lost, stolen, or destroyed certificate shall file with the Secretary an affidavit stating the number of the certificate, the number of shares represented thereby, the facts with regard to the ownership of the certificate, and the circumstances surrounding its loss, theft, or destruction. The Secretary shall present such affidavit to the Board of Directors and if the Board of Directors shall be satisfied that such certificate has been lost, stolen or destroyed and that a new certificate ought to be issued in lieu thereof, the Board of Directors may order a new certificate to be issued to such owner upon his filing with the Company either (a) a bond in such penal sum and with such conditions and such surety as the Board of Directors may prescribe, indemnifying the Company, its Directors and officers against all expense, damage or liability which may be occasioned by the issuance of a new certificate, or (b) a certificate of the surety in a lost security blanket bond, which bond shall have been previously approved by the Board of Directors, assuming liability under such bond, in such penal sum as the Board of Directors may prescribe, with respect to the issuance of a new certificate in lieu of the one alleged to have been lost, stolen, or destroyed.

                  Section 4. Transfer and Registration Agents. The Board of Directors may appoint a transfer agent or agents who shall have and exercise supervision over the transfer of shares of stock and the issuance of stock certificates, subject to such conditions and regulations as the Board of Directors may prescribe; and the Board of Directors may appoint a registrar who

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shall register all transfers of shares of stock and the issuance of stock certificates, subject to such conditions and regulations as the Board shall prescribe.

                                  ARTICLE VIII

                                      Seal

                  The corporate seal of the Company shall be in circular form and bear the name of the Company arranged on the outer edge, with the word "Seal" and the word "Delaware" also appearing thereon.

                                   ARTICLE IX

                              Amendments to By-Laws

                  These By-Laws, or any of them, may be amended, altered or repealed and new By-Laws adopted either (a) by the stockholders, (i) by vote of the holders of two-thirds (2/3) of the outstanding shares entitled to vote at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose in the case of an amendment, alteration or repeal of this Article IX or of Section 1 of Article III of these By-Laws, and
(ii) by vote of the holders of a majority of the outstanding shares entitled to vote at any annual meeting of the stockholders or at any special meeting of the stockholder called for that purpose in any other case, or (b) by the Board of Directors, by vote of a three-fourths majority of the whole board of Directors of the Company except that the Board of Directors may not alter, amend or repeal
Article IX or Section 1 of Article III of these By-Laws.

                                    ARTICLE X

                     Indemnification of Directors and Others

                  Section 1. Actions, Suits or Proceedings Other Than By or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be

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made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on the right of the Company) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2. Actions or Suits By or in the Right of the Corporation. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation,

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partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

                  Section 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of and claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

                  Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be paid by the company unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by

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independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

                  Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director of officer is not entitled to be indemnified by the Company as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Company, authorize the Company's counsel to represent such person, in any action, suit or proceeding, whether or not the company is a party to such action, suit or proceeding.

                  Section 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under
Section 5 of this Article, shall be

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made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Sections 1 and 2 of the Article but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, nor the fact that there has been an actual determination by the Company (including its Board of Directors, independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 7. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and to action in another capacity while holding such office or while employed by or acting as agent for the Company and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the

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benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Company and each director, officer, 5employee or agent of the Company who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the company arising thereunder.

                  Section 8. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee and agent of the Company as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Company, to the full extent permitted by any applicable portion of the company's Articles of Incorporation or of this Article which shall not have been invalidated and to the full extent permitted by applicable law.

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